UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2024

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Amendment No. 1 to the Credit Agreement

On February 6, 2024, Tempur Sealy International, Inc. (the "Company"), Tempur-Pedic Management, LLC (the "Additional Borrower") and certain subsidiaries of the Company (the "Subsidiary Guarantors") entered into an Amendment No. 1 (the "Amendment") to the Company's 2023 Credit Agreement dated as of October 10, 2023 (as amended, supplemented or otherwise modified as of the effective date of the Amendment, including by the Amendment, the "Credit Agreement"), among several banks and other financial institutions party thereto and Bank of America, N.A., as administrative agent.

The Amendment provides for an incremental delayed draw term loan in the aggregate principal amount of $625 million (the "Delayed Draw Term Loan") and an incremental revolving loan in the aggregate principal amount of $40 million (the "Incremental Revolving Loan"). The Delayed Draw Term Loan may be drawn in a single drawing on or before the date that is on or before February 6, 2025. When drawn, the maturity date of the Delayed Draw Term Loan will be October 10, 2028. Repayments and prepayments of the Delayed Draw Term Loan may not be reborrowed. The proceeds of the Delayed Draw Term Loan will be used to pay fees and expenses in connection with the Amendment and for the previously disclosed acquisition contemplated by the Agreement and Plan of Merger, dated as of May 9, 2023, by and among the Company, Lima Holdings Corporation, Lima Deal Corporation LLC, Mattress Firm Group Inc. and Steenbok Newco 9 Limited. The amounts borrowed under the Incremental Revolving Loan will be available for general corporate purposes.

At the Company's or the Additional Borrower's election, the Delayed Draw Term Loan will bear interest at either (i) a base rate plus an applicable margin, (ii) a "Term Benchmark" rate (a Term SOFR rate as defined in the Credit Agreement) plus an applicable margin or (iii) an "RFR Loan" rate (a Daily Simple SOFR rate as defined in the Credit Agreement) plus an applicable margin, subject to adjustment based on the Company's consolidated total leverage ratio. Once drawn, the Delayed Draw Term Loan will have the same terms and conditions as the Company's existing term loans under the Credit Agreement. The Incremental Revolving Loan will have the same terms and conditions as the Company's existing revolving loans under the Credit Agreement.

Certain of the Company's present and future domestic subsidiaries guarantee the obligations under the Delayed Draw Term Loan and the Incremental Revolving Loan. The obligations under the Delayed Draw Term Loan and Incremental Revolving Loan are secured by a pledge of substantially all of the assets of the Company, the Additional Borrower and the subsidiary guarantors, subject to certain exceptions and exclusions.

The above description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Some of the lenders under the Credit Agreement and their affiliates have various relationships with the Company involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services.

Item 2.02 Results of Operations and Financial Condition

    On February 8, 2024, Tempur Sealy International, Inc. (the “Company”) issued a press release to announce its financial results for the quarter and full year ended December 31, 2023 and issued its financial guidance for 2024. Copies of the press release and the supplemental materials are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

    The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Items

    On February 8, 2024, the Company issued a press release to announce that its Board of Directors has declared a quarterly cash dividend of $0.13 per share. The dividend is payable on March 7, 2024 to shareholders of record as of February 22, 2024. A copy of the press release is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1 dated as of February 6, 2024 by and among Tempur Sealy International, Inc., as parent borrower, Tempur-Pedic Management, LLC, as additional borrower, the subsidiary guarantors party thereto, each lender party thereto, and Bank of America, N.A., as administrative agent, to the Credit Agreement dated as of October 10, 2023.

99.1	Press Release dated February 8, 2024, titled "Tempur Sealy Reports Fourth Quarter and Full Year 2023 Results"
99.2	Press Release dated February 8, 2024, titled "Tempur Sealy Announces First Quarter Cash Dividend"
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 8, 2024

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer